EXHIBIT 10

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	183033-01LA4-1-139834813
Stamp Certificate Issued Date	:	18/04/2013

Document Reference Number	:	2013041800662 ver. 1.0
Document Description	:	Tenancy Agreement (Ad valorem)
Date of Document		04/04/2013

Property	:	21 UBI ROAD 1, #02-01, SINGAPORE 408724

Lessor/ Landlord	:	RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED(AS TRUSTEE OF CAMBRIDGE INDUSTRIAL TRUST) (UEN-LOCAL CO - 199504677Z)

Lessee/ Tenant	:	CYBEROPTICS (SINGAPORE) PRIVATE LIMITED (UEN-LOCAL CO - 200103162D)

Stamp Duty	:	S$ 4,224.00
Total Amount	:	S$ 4,224.00

To confirm if this Stamp Certificate is genuine, you may do an online check at https://estamping.iras.gov.sg. Under Stamp Duty Resource, select Verify Stamp Certificate Authenticity.

RS95351Z - 18/04/2013	183033-01LA4-1-139834813
2013041800662
3c55cd753301495d2c7e0a425d000b4c

04 APR 2013

RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED
(in its capacity as trustee of Cambridge Industrial Trust)

CYBEROPTICS (SINGAPORE) PRIVATE LIMITED

TENANCY AGREEMENT

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THIS TENANCY AGREEMENT is made on 04 APR 2013

Between:

(1)	The Landlord: As defined in Item 2 of Schedule 2.

(2)	The Tenant: As defined in Item 3 of Schedule 2.

This Tenancy Agreement Witnesseth as follows:

1.      Terms And Interpretation

1.1    Unless otherwise defined, words and expressions used in this Tenancy Agreement shall have the meanings set out in Schedule 1 unless the context requires otherwise.

1.2    The Schedules form part of this Tenancy Agreement.

2.	Letting

2.1    Letting: The Landlord lets the Premises to the Tenant for the Term on the Tenant agreeing to pay to the Landlord, the Rent and Service Charge in accordance with the provisions of Schedule 2.

2.2    Possession: The Landlord shall give and the Tenant shall take possession of the Premises on the date of this Tenancy Agreement or such other date as the parties hereto may agree (Possession Date).

3.	The Tenant’s Covenants

The Tenant hereby covenants with the Landlord as follows:

3.1	Payment of Rent, Service Charge and other Payments:

(a)

The Tenant shall pay the (i) Rent and Service Charge calculated at the Rent Rate and Service Charge rate specified in Items 11(a) and (c) of Schedule 2 respectively on the Floor Area specified in Item 6 of Schedule 2; and (ii) reimbursements and other payments, at the times and in the manner specified in this Tenancy Agreement without any deduction or demand whatsoever and there shall be no abatement of Rent, reimbursements and other payments hereby reserved by reason of any claim by the Landlord against the Tenant whether for non-performance or breach of the Landlord’s obligations hereunder or otherwise. For the avoidance of doubt, the Tenant must not exercise any right or claim to withhold the Rent, reimbursements and other payments hereby reserved, or any right or claim to legal or equitable set off.

(b)

The Tenant shall pay the Rent, Service Charge, reimbursement and other payments hereby reserved to the Landlord by way of GIRO payments through a bank account notified by the Landlord to the Tenant for this purpose. All bank charges levied in respect of any unsuccessful GIRO deductions together with an administrative charge (subject to applicable GST) of Singapore Dollars Twenty (S$20), shall be borne by the Tenant.

(c)

The first payment of the Rent after the execution of this Tenancy Agreement is payable on or before the Term Commencement Date and shall be paid via GIRO payment through a bank account notified by the Landlord to the Tenant for this purpose and is for the period of one (1) month from the commencement date of

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the Term. In the event that the Term Commencement Date falls on a day other than the first day of a month, the Tenant shall pay to the Landlord pro-rated Rent calculated from the Term Commencement Date up to the day immediately before the first day of the following month, together with the Rent in advance for the following month, and thereafter all payments shall be made on the first day of each month via GIRO.

(d)

Any sums received by the Landlord from the Tenant towards payment or part payment of the Outstanding Debt may be applied at the Landlord’s sole and absolute discretion, in or towards payment of any part of the Outstanding Debt and such application by the Landlord shall override any directions given by the Tenant that such sums be specifically applied in or towards satisfaction of any particular portion or specific items or part thereof of the Outstanding Debt.

3.2	Payment of the Security Deposit:

(a)

On or before the Term Commencement Date, the Tenant shall pay and maintain to the Landlord the amount stated in Item 8 of Schedule 2 by way of Security Deposit which said sum shall be paid by way of cash on or before the Term Commencement Date and maintained throughout the Term as security for the due observance and performance by the Tenant of all and singular the several covenants, conditions, stipulations and agreements on the part of the Tenant herein contained.

(b)

In the event that the Landlord shall exercise its right of set off against the Security Deposit or any part of the Security Deposit remains outstanding for any reason whatsoever, the Tenant shall immediately pay to the Landlord an amount sufficient to restore the Security Deposit to the amount stated in Item 8 of Schedule 2 or such other amount as may be specified by the Landlord.

(c)

Further the Landlord reserves the right, at its absolute discretion, to credit any payment made by the Tenant to its account as the Security Deposit until the Security Deposit has been received in full.

(d)

In addition to and without prejudice to the rights of the Landlord at law, in equity and herein, if the Tenant shall at any time fail to observe or perform any of the terms covenants, conditions and obligations herein contained, the Landlord may, at its option, appropriate and apply all or any part of the Security Deposit held by the Landlord to set off all and any outstanding Rent or to compensate the Landlord for its loss or damage or provide for any contingent liabilities incurred by the Landlord due to any breach of any of the terms covenants, conditions and obligations on the part of the Tenant to be performed and or observed under this Tenancy Agreement. Any appropriation by the Landlord of the Security Deposit shall not be deemed to be a waiver by the Landlord of any non-payment or non-performance on the part of the Tenant and shall not preclude the Landlord from exercising any of its other rights and obligations hereunder. In the event the Landlord appropriates or applies the Security Deposit in accordance with this Clause 3.2, the Tenant shall immediately on demand pay to the Landlord a sufficient amount to restore the Security Deposit to the amount stated in Item 8 of Schedule 2 or such other amount as may be specified by the Landlord.

(e)

The Security Deposit shall be refunded to the Tenant free of interest after the expiry of the Term provided that the Tenant has duly performed and observed all of its covenants, conditions and obligations and is not in breach of any of the terms contained herein.

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3.3     Payment for Utilities: The Tenant shall pay all charges including any taxes now or in the future imposed, in respect of water, gas, electricity and any other services supplied and metered to the Premises which shall be consumed or supplied on or to the Premises and shall pay all necessary hire charges for any equipment or appliances supplied to the Tenant by SP Services Ltd or other appropriate authority or company appointed by the Landlord. Any costs in connection with the opening of account and/or upgrading of the water, gas, electrical, power and/or other supply of services to the Premises, as may be required by the Tenant shall be borne by the Tenant.

3.4	Insurance:

(a)

The Tenant shall keep current at all times during the Term and during any period of holding over an adequate insurance policy for industrial all risks, and in respect of all goods (including machinery and all contents and internal partitions) belonging to or held in trust by the Tenant within the Premises, against all loss and damage including against loss or damage by fire or water.

(b)	The Tenant shall keep current at all times during the Term in respect of the Premises an adequate public liability insurance policy (including products liability).

(c)

The Tenant expressly agrees at its own cost, to take out such other insurance policies in such amounts as the Landlord may specify from time to time, having regard to the market practice and after consultation with the Tenant.

(d)	All insurance policies referred to in this Clause 3.4 shall be taken out with such insurer as shall be approved in advance by the Landlord.

(e)	Tenant shall furnish to the Landlord on demand all policies taken up and the receipts for payment of premium in respect thereof.

(f)

The Tenant shall not do or permit or suffer to be done anything whereby any policies of insurance taken up on the Premises for the time being subsisting may be vitiated or rendered void or voidable or whereby the rate of premium on any insurance policy shall be liable to be increased and shall make good all damage suffered by the Landlord and repay to the Landlord all sums paid by the Landlord by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

3.5	Administrative Fees, Legal Costs and Expenses:

(a)	The Tenant agrees to pay the Landlord (on a full indemnity basis):

(i) all stamp duties in respect of this Tenancy Agreement;

(ii) all the Landlord’s legal costs and expenses incurred in enforcing any provision of this Tenancy Agreement in the event of a breach by the Tenant; and

(iii)

all the Landlord’s costs and expenses (including solicitors’ costs and costs of the Landlord’s architect, engineer or surveyor where applicable, and including any and all subletting and other fees, taxes, or charges by whatever name called in respect or in connection with subletting) incurred in connection with every application made by the Tenant for any consent or approval required under this Tenancy Agreement whether or not such consent or approval shall be granted or given.

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(b)	Each party shall bear their own solicitors’ costs incurred in the preparation of this Tenancy Agreement.

3.6    Permitted Use: Unless otherwise permitted by the Landlord, Head Lessor and the Authorities, the Tenant shall at all times use the Premises strictly and only for the use specified in Item 9 of Schedule 2, subject to the Tenant obtaining all necessary approvals and licences (if any) from the Authorities at the Tenant’s own cost and absolute responsibility. Provided always that the Tenant shall under no circumstances use the Premises or Property or any part thereof for activities listed under Schedule 4.

3.7	Keep in Tenantable Repair:

(a)

The Tenant shall at all times keep clean and in a good and tenantable repair and condition (fair wear and tear excepted), the Premises (including the structures within), the interior, the flooring, the interior plaster or other surface material or rendering on walls and ceilings, the fixtures, all doors, windows, glass, locks, fastenings, installations and fittings for light and power, the Conducting Media within the Property and serving the Premises, sanitary, water, gas and electrical apparatus and fire detection and fire fighting installations comprised in the Premises. The Tenant’s obligations in this Clause 3.7 shall extend to all improvements and additions to the Premises and to all of the Landlord’s fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Premises.

(b)

In addition to and without prejudice to the other provisions of this Tenancy Agreement, the Tenant shall at all times, at the Tenant’s cost and expense, comply with the provisions set out in Schedule 3.

(c)

The Tenant shall be wholly responsible if any damage or injury is caused to the Landlord or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows, curtain wall and its related parts including fluoro-carbon coating thereon (if any) and other fixtures) and the Premises and shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made against the Landlord by any person in respect thereof. In the interpretation and application of the provisions of this sub-clause, the decision of the surveyor or architect of the Landlord shall be final and binding upon the Tenant.

3.8    To Make Good Damage to Premises: The Tenant shall make good any breakage, defect or damage to the Premises or any part thereof or to any facility or appurtenances thereof or to any glass window, glass door, glass wall or glass panel of the Premises and all damaged or broken lighting, electrical equipment (including light bulbs and fluorescent tubes) and plumbing installed in or about the Premises thereof occasioned by want of care, misuse or abuse on the part of the Tenant or the Tenant’s servants, agents, independent contractors, sub-contractors or licensees.

3.9	The Landlord’s Right of Inspection and Right Of Repair:

(a)

The Tenant shall permit the Landlord and its servants or agents at all reasonable times to enter into, inspect and view the Premises and examine the condition, to ensure that the provisions of this Tenancy Agreement has been observed and also to take a schedule of fixtures in the Premises.

(b)

Upon notice being given by the Landlord to the Tenant of any breach of covenant, defect, want of repair, removal of fixture or unauthorised alteration or addition or painting work for which the Tenant shall be responsible under the terms,

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conditions, stipulations, obligations and agreements herein, the Tenant shall execute and complete all repairs, works, replacements or removals set out in the said notice within fourteen (14) days after the service of such notice (or within such timeframe as may be reasonably required by the Landlord), to the satisfaction of the Landlord or its surveyor. If the Tenant shall not execute or complete all repairs, works, replacements or removals set out in the said notice within fourteen (14) days after the service of such notice, it shall be lawful for the Landlord’s agents or workmen to enter into the Premises and execute such repairs, works, replacements or removals. The Tenant shall pay to the Landlord immediately on demand all costs and expenses so incurred by the Landlord with penalty from the date of expenditure until the date they are paid by the Tenant to the Landlord, such costs and expenses and interest to be recoverable as if they were rent in arrears.

(c)

The Tenant shall permit the Landlord or the Head Lessor and its agents and workmen and all others employed by the Landlord or the Head Lessor at all reasonable times, upon giving to the Tenant prior notice (except in any case which the Landlord or Head Lessor considers an emergency in which case no notice is required) to enter upon the Premises to effect or carry out any maintenance, repairs, alterations or additions or other works which the Landlord or Head Lessor may consider necessary or desirable to any part of the Premises or the water, electrical and other facilities and services of the Premises; without payment of compensation for any nuisance, annoyance, inconvenience or damage caused to the Tenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner.

3.10    Notice of Damage: The Tenant shall give notice in writing forthwith to the Landlord of any damage that may occur to the Premises or of any damage to or want of repair or defects in the water pipes, electrical wiring, fittings, fixtures or other facilities provided by the Landlord or of any circumstances likely to cause the Premises or any person therein to be in danger, at risk or subject to any hazard.

3.11	Alterations and Additions:

(a)

The Tenant shall not, without the prior written consent of the Landlord, Head Lessor and/or relevant Authorities, make or permit to be made any alterations or additions to or affecting the structure or exterior of the Premises or the appearance of the Premises as seen from the exterior.

(b)

The Tenant shall not and shall not permit any person to paint or make any additions or alterations or exert any force or load on the curtain wall, its frame structure and all its related parts or to place or affix any structures or articles or materials thereon which would otherwise render the warranty granted in favour of the Landlord in respect of such wall and structure null and void.

Alterations and additions for such purpose of this Clause shall include but shall not be limited to the following works relating to:

	(i)	internal partitions, floors and ceilings within the Premises;

	(ii)	electrical wiring, conduits, light fittings and fixtures;

	(iii)	air conditioning installations, ducts and vents;

	(iv)	fire protection devices;

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	(v)	all plumbing and gas installations, pipes, apparatus, fittings and fixtures;

	(vi)	all mechanical and electrical engineering works; and

	(vii)	painting of the Premises.

(c)	The Tenant shall, in connection with the alterations and additions:

	(i)	remove all waste material and debris from the Property in a manner satisfactory to the Landlord; and

	(ii)	make good to the satisfaction of the Landlord all damage to the Property resulting from the execution of the alterations and additions.

(d)

The Tenant undertakes to ensure that any such proposed alterations and additions shall be in compliance with all applicable laws and regulations and shall, furnish to the Landlord copies of all necessary permits, consents, licences, certificates and other approvals for the proposed alterations and additions. All planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alteration or addition to the Premises or any part thereof, shall be applied for and obtained by the Tenant at the Tenant’s own cost and expense, such expenses to be paid immediately by the Tenant when they fall due.

(e)

The Tenant shall carry out and complete all alterations and additions to the Premises in accordance with plans, layouts, designs, drawings, specifications and using materials approved by the Landlord in a good and workmanlike manner and in accordance with all planning and other consents referred to in Clause 3.11(d), and in compliance with the reasonable requirements of the Landlord’s consultants.

(f)

The Tenant shall submit to the Landlord as-built drawings relating to all such alterations, additions or other works. If the Tenant fails to do so, the Landlord shall be entitled to take all action necessary (including engaging consultants to make necessary inspections and to prepare the relevant as-built drawings and making payments to the Tenant’s consultants). All costs and expenses so incurred by the Landlord together with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears.

(g)

The Tenant shall effect and maintain at the Tenant’s cost and expense, comprehensive risk insurance policies and public liability policies, from the period of the commencement of the additions and alterations, with an insurance company in Singapore approved by the Landlord. Copies of such policies shall be furnished to the Landlord by the Tenant without demand, prior to the commencement of the additions and alterations.

(h)

The Tenant shall indemnify the Landlord against (i) any breach, non-observance or non-performance in obtaining any of the consents mentioned in Clause 3.11(a) herein and (ii) any claims, losses, damages, demands or actions brought by any person arising out of or incidental to the execution of the additions and alterations.

3.12   Yield Up in Repair at End of Term and Reinstatement: At the expiration or earlier determination of the Term:

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(a)	The Tenant shall surrender to the Landlord all keys giving access to all parts of the Premises irrespective of whether or not the same have been supplied by the Landlord.

(b)

The Tenant shall reinstate (as set out in Clause 3.12(d)) within the Reinstatement Period and quietly yield up the Premises in the bare condition (fair wear and tear excepted) to the satisfaction of the Landlord after removal of all additions and improvements made by the Tenant to the Premises and all fixtures which may be fixed or fastened to or upon the Premises by the Tenant save for those which the Landlord has expressly agreed at its absolute discretion need not be reinstated.

(c)

Prior to yielding up of the Premises, the Landlord and the Tenant shall conduct one or more joint- inspections of the Premises, including but not limited to the fixtures and fittings thereon and on the mechanical and electrical equipment systems (where applicable) and any defects, damage or items requiring rectification (which shall include replacing) by the Landlord shall be rectified by the Tenant (at its own cost) to the satisfaction of the Landlord before yielding up of the Premises.

(d)

If the Tenant fails to reinstate the Premises by the end of the Reinstatement Period or fails to effect the rectification before yielding up of the Premises in accordance with the provisions of this Clause 3.12, the Landlord may effect the same at the Tenant’s cost and expense. All costs and expenses incurred by the Landlord together with double the amount of Rent in accordance with Clause 3.13 which the Landlord shall be entitled to receive had the period within which such works effected by the Landlord been added to the Term, shall be paid by the Tenant within seven (7) days of the Landlord notifying the Tenant of the amount thereof, and in this connection, a certificate from the Landlord as to the amount of costs and expenses incurred by the Landlord shall be conclusive and binding on the Tenant. The Tenant shall pay to the Landlord on demand all costs and expenses so incurred by the Landlord with penalty from the date of expenditure until the date they are paid by the Tenant to the Landlord, such costs and expenses and penalty to be recoverable as if they were rent in arrears.

(e)

For the purpose hereof, the term “reinstate” shall include, but not limited to, the washing of the whole of the interior of the Premises (including the cleaning of all glass, doors and windows) and the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all of the internal parts of the premises previously so treated.

3.13    Holding Over: If the Tenant continues to occupy the Premises beyond the expiration or earlier determination of the Term or fails to deliver vacant possession of the Premises to the Landlord and/or fails to reinstate the Premises in accordance with Clause 3.12 after the expiration or earlier determination of the Term, the Tenant shall pay to the Landlord for every month or part thereof of such holding over double the amount of Rent or, at the Landlord’s discretion, the prevailing market rent for the Premises and such service charges as may be determined and such holding over shall not constitute a renewal of this Tenancy Agreement. During such holding over all provisions of this Tenancy Agreement with necessary changes shall apply. The inclusion of this Clause shall not be construed as the Landlord’s consent for the Tenant to hold over.

3.14    Approvals, Licences and Permits: The Tenant shall obtain, effect and keep effective all approvals, licences and permits which may be required by the Landlord, Head Lessor and relevant Authorities in connection with the use and/or occupation of the Premises by the Tenant, including but not limited to those set out in Schedule 5. All costs, expenses (including appointment of consultants) and fees incurred for the

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obtaining/maintaining of such approvals, licences and permits shall be borne by the Tenant.

Copies of all necessary approvals, licences and permits shall be given to the Landlord forthwith upon receipt/renewal thereof.

3.15   To Inform the Landlord of Notices: The Tenant shall immediately give to the Landlord a copy of any notice or letter received by the Tenant from any governmental, statutory, public or other authority in respect of the Premises.

3.16   To Comply with All Notices: The Tenant shall promptly at the Tenant’s own expense comply and cause its sub-Tenants, servants or employees to comply with all notices, order, requisition or direction made or issued by the Authorities in respect of the Premises as may be imposed on the occupier of the Premises.

3.17   To Comply with Head Lease:

(a)

The Tenant shall observe and promptly at the Tenant’s own expense comply with and cause its servants, employees, agents, invitees, licensees and visitors to observe and comply with all such requirements as may be imposed on the occupier of the Premises by any statute, ordinance or Act now or hereafter in force and with all terms and conditions of the Head Lease.

(b)	The Tenant shall indemnify the Landlord for and against all costs, losses and damages suffered by the Landlord as a result of the Tenant’s breach of this Clause 3.17.

3.18   To Indemnify the Landlord: The Tenant shall indemnify, keep indemnified and hold the Landlord harmless from and against:

(a)

all claims, demands, writs, summons, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage or loss to property arising from or out of any occurrence in, upon or at the Premises or the use of the Premises or any part thereof or the breach of any of the obligations herein by the Tenant or by any of the Tenant’s employees, independent contractors, agents, invitees or licensees: and

(b)

all loss and damage to the Premises, the Building and to all property and goods therein caused directly or indirectly by the Tenant or the Tenant’s employees, independent contractors, agents, invitees or licensees and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, electricity or gas or by faulty fittings or fixtures of the Tenant or the failure of the Tenant to maintain the Premises and/or the Building or observe the covenants in accordance with its obligations herein.

3.19   Dangerous Goods: The Tenant shall not store or bring upon the Premises or any part thereof any goods or things which are unlawful or which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature or any explosive, combustible or inflammable substance provided always that if such explosive, combustible or inflammable materials are stored in the Premises or any part thereof with the consent in writing of the Landlord. Any increase in the premium of fire or other insurance as may have been taken out by the Landlord shall be borne by the Tenant.

3.20   Discharge of Dangerous Substances: The Tenant must not permit any noxious or any deleterious, objectionable, dangerous, poisonous or explosive matter or substance

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to be discharged into any of the Conducting Media, and must take all measures to ensure that any effluent discharged into the Conducting Media does not harm the environment, or corrode or otherwise harm the Conducting Media or cause obstruction or deposit in the Conducting Media and that the Tenant shall take all precautions to ensure that no noxious substances are spilled or deposited on the Property and that contamination does not occur.

3.21   Safety Measures and Fire Safety:

(a)

The Tenant shall keep the Premises and all fixtures, fittings, installations and appliances therein in a safe condition by adopting all necessary measures to prevent any outbreak or occurrence of fire in the Premises, to comply with the requirements of the Singapore Civil Defence Force’s Fire Safety Bureau and the Fire Safety Act (Chapter 109A) and upon written notice from the Landlord to comply with such reasonable requirements as the Landlord may in its discretion stipulate as to fire precautions relating to the Premises.

(b)

The Tenant shall comply with insurance, sprinkler and fire alarm regulations in respect of any partitions or other works which may be effected by the Tenant upon the Premises and to pay the costs, fees and expenses of the mechanical and engineering consultants appointed by the Landlord to ensure that the Tenant complies with such insurance, sprinkler and fire alarm regulations and to pay the costs of any alterations to the said partitions or other works or of repairing or replacing any damaged sprinklers and/or fire alarm installations incurred by reason of the non-compliance by the Tenant with such regulations.

3.22    No Cooking or Sleeping: The Tenant shall not without the written consent of the Landlord, Relevant Authorities or Head Lessor use the Premises or any part thereof or permit the same to be used for the cooking or the preparation of food nor to permit or suffer any one to sleep or reside therein but shall keep the Premises securely fastened and locked at all times when it is unattended.

3.23   The Tenant’s Manager and Authorised Personnel: The Tenant shall inform the Landlord of the name and contact number of the Tenant’s manager who is responsible for the daily management of the Tenant’s business at the Premises including the name and contact number of the authorised personnel to contact in the case of emergency and to promptly notify the Landlord of any changes in the appointment of and particulars of such manager and/or authorised personnel.

3.24    No Parking: The Tenant shall not permit or cause to be permitted the placing or parking of bicycles, motor-cycles or scooters, trolleys and other wheeled vehicles except in places approved by the Authorities.

3.25    To Attend to Complaints: The Tenant undertakes to attend to any complaints by any members of the public against the Tenant which come to the attention of the Landlord to the satisfaction of the Landlord.

3.26   Use of Lifts:

(a)	The Tenant shall ensure that the use of the lifts does not exceed the permissible load limits prescribed for such lifts.

(b)

Where service and/or cargo lifts are available, the Tenant shall not permit or allow the contractors, workmen or cleaners (with or without equipment tools) engaged by the Tenant to use the passenger lifts of the Property and shall ensure that they use only the service and/or cargo lifts.

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3.27   No Auction or Prohibited Trade:

(a)

The Tenant shall not use or permit or suffer the Premises or any part thereof to be used for an auction sale or to conduct any sale described as a bankruptcy sale or closing down sale or any sale carrying a description which in the opinion of the Landlord has a negative connotation.

(b)

The Tenant shall not use the Premises or any part thereof for any gambling or any unlawful or immoral or improper purpose nor carry out or permit to be carried out any noxious, immoral, noisome, offensive or illegal act, trade, business, occupation or calling in or upon the Premises and shall not do or permit to be done any act or thing which may become a nuisance to or cause annoyance, grievance, damage or disturbance to or give cause for reasonable complaint from the tenants or occupants of neighbouring premises or of other buildings adjoining the Premises.

3.28   No Overloading: The Tenant shall not without the prior written consent of the Landlord at any time load or permit or suffer to be loaded any part of the floors of the Premises to a weight greater than the permissible load limits prescribed in the relevant building plans or approved by the Authorities for the respective floors (or such other weight as may be prescribed by the Landlord) and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the directions and requirements of the Landlord, and in the interpretation and application of the provisions of this Clause relating to loading requirements the decision of the surveyor or engineer or architect of the Landlord shall be final and binding upon the Tenant. The fees of any architect, engineer or other consultant employed by the Landlord for the purpose of considering, approving and supervising any load under this Clause and all costs and expenses incurred by the Landlord in connection therewith shall be borne by the Tenant and paid forthwith upon notice being given by the Landlord to the Tenant. All costs and expenses so incurred by the Landlord together with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears.

3.29   Not to Interfere with Mechanical and Electrical and other Systems: The Tenant shall not use or permit to be used any heating or cooking devices or any other devices, equipment or machines which may interfere with the efficient running of the lift system, lighting, or power system or any other mechanical or electrical system or apparatus in the Premises.

3.30   Cleaning, Servicing and Landscaping:

(a)

The Tenant shall undertake at the Tenant’s own cost and expense the regular cleaning, servicing and maintenance of all fixtures, fittings, installations and appliances in or serving the Premises including but not limited to ventilation system, gas valves, sanitary and waste pipes and domestic waste water pipes (if applicable).

(b)

The Tenant shall pay on demand to the Landlord the costs and expenses incurred by the Landlord in cleaning any drains and pipes choked or blocked up in the Premises due to the fault or default of the Tenant or its employees, customers, invitees or licensees.

(c)

The Tenant shall keep the Premises clean and free from dirt and rubbish and throw all trade waste, debris, dirt and rubbish (and in particular wet waste) in proper receptacles and shall arrange for the regular removal thereof from the Premises. The Tenant shall on demand pay to the Landlord the costs and

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expenses of making good any damage resulting from breach of this Clause by the Tenant or by any of the Tenant’s sub-Tenants, employees or visitors and shall indemnify the Landlord for any costs incurred in the removal and clearance of any rubbish or trade waste in the event the Tenant is in breach of this provision.

(d)

Any cleaners employed by the Tenant for the purposes of cleaning the Premises shall be at the sole expense and responsibility of the Tenant. The Landlord shall not be liable for any misconduct or negligent acts or defaults of the said cleaning contractor or contractors.

3.31   No Disturbing Noises: The Tenant shall not do or produce, or suffer or permit to be done or produced any music, sound or noise which is/are or may be a nuisance or annoyance to the Landlord or to tenants or occupiers of adjacent or neighbouring premises.

3.32   Not to Cause any Odours and Fumes: The Tenant shall not burn or cause or permit any odours or smells to be produced or to permeate or emanate from the Premises which are in the Landlord’s opinion offensive or unusual. The Tenant shall take necessary measures to ensure proper ventilation and to prevent smoke fumes or unpleasant odours and/or leakage of any substances or materials from and into the Premises and in the event that the Tenant fails to do so the Landlord may without prior notice to the Tenant take all such measures as it deems necessary to remedy this breach and all costs and expenses incurred by the Landlord shall be solely borne by the Tenant and paid forthwith. All such costs and expenses so incurred by the Landlord together with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears.

3.33   No Animals: The Tenant shall not keep, permit or suffer to be kept any animals, fishes, reptiles, birds, insects, pests, vermin or other livestock whatsoever in or about the Premises and shall take all reasonable precautions to keep the Premises free of rodents, insects and other pests.

3.34   Signs and Advertisements:

(a)

The Tenant shall not affix, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the Premises any new sign, device, furnishing, ornament, announcement, placard, poster, light, display, advertisement, nameplate, flag, flag pole, or any other object unless approved in writing by the Landlord and at such location as shall be approved by the Landlord. The Tenant shall obtain at its own cost and expense all approvals, permits and licences from the Authorities for the display of any nameplate or signboard approved by the Landlord. In this respect, the Landlord shall assist the Tenant in the submission and application by endorsing on such plans previously approved by the Landlord and all costs and expenses, if any, shall be borne by the Tenant. All installation costs and the electricity costs in respect of any nameplate or signboard shall be borne solely by the Tenant. Provided Always that any approval given by the Landlord pursuant to this Clause 3.34 may at the sole discretion of the Landlord be subsequently withdrawn, modified or varied.

(b)

The Tenant shall not erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Landlord is incongruous or unsightly or may detract from the appearance of the Premises.

(c)	Upon written request of the Landlord, the Tenant shall immediately remove anything it may have done in contravention of this Clause 3.34.

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(d)

If the Tenant shall fail to comply with the Landlord’s written request under Clause 3.34(c), the Landlord may in addition to any other remedy available to it enter upon the Premises and do such acts and things as may be required to remedy such breach at the Tenant’s expense without being liable to the Tenant for loss.

3.35   No Adverse Publicity:  The Tenant shall not advertise the Tenant’s business or participate in any form of publicity or promotion which the Landlord in its absolute discretion considers detrimental to the Property and/or the reputation of the Landlord.

3.36   Not to Assign:  The Tenant will not at any time during the continuance of this Tenancy Agreement assign, sublet, underlet, licence or otherwise share or part with possession or use of the Premises or otherwise deal with or dispose of the Premises or any part thereof unless the Landlord has given its prior written approval thereto. In the event of a breach of this Clause 3.36, the Landlord may at its absolute discretion terminate this Tenancy Agreement whereupon the Tenant shall forthwith surrender the Premises with vacant possession without prejudice to the rights of the Landlord in respect of any antecedent breach.

3.37   Change of Address:  The Tenant shall advise the Landlord in writing of any change in the address or registered office of the Tenant within seven (7) days of such change.

3.38   GST: The Tenant shall pay any tax levied on the supply of goods and services or such taxes, or impositions by whatever name called, levied or imposed by the appropriate government authority on the Rent, Service Charge and such other monies as are required to be paid under this Tenancy Agreement or under any statutory law during the Term.

3.39   Sanitary and Plumbing Facilities:  All costs and expenses incurred by the Landlord in connection with or in respect of plumbing works done in the Premises shall be borne by the Tenant and paid forthwith upon notice from the Landlord to the Tenant. All cost and expenses so incurred by the Landlord together with interest from the date of expenditure until the date they are paid by the Tenant shall be recoverable from the Tenant as if they were rent in arrears.

3.40   Compliance with Immigration Act:   The Tenant shall not use the Premises as a place in which any person is employed or occupies in contravention of Section 57(1)(e) of the Immigration Act (Chapter 133, Singapore) and shall indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non-compliance thereof.

3.41   Financial Statements:    The Tenant shall arrange at the Tenant’s expense and submit to the Landlord copies of its audited annual Financial Statements and the report of its auditors as soon as available and in any event within one hundred and twenty (120) days after the close of every financial year of the Tenant (beginning with the current one).

4.      The Landlord’s Covenants

The Landlord hereby covenants with the Tenant as follows:

4.1   Quiet Enjoyment:    That the Tenant, duly paying the Rent and any other charges hereby reserved and observing and performing the several covenants and stipulations herein contained on the Tenants’ part to be observed and performed, shall peaceably hold and have quiet possession and enjoyment of the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord except as provided in this Tenancy Agreement.

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4.2    Insurance of the Property:  The Landlord shall at all times have the sole discretion as to whether to take out and maintain additional insurance in respect of the Property at the Landlord’s own cost and expense.

4.3    Rates, Taxes And Outgoings:  The Landlord shall pay all present and future rates, taxes, assessments, impositions and outgoings (including land rental) throughout the Term imposed upon or in respect of the Property or any part thereof save, except such as are herein agreed to be paid by the Tenant.

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5.       Rights Reserved By The Landlord

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

5.1     Right of Re-Entry: If:

(a)

the Rent hereby reserved or any part thereof or any Interest payable thereon or any other monies payable under this Tenancy Agreement shall at any time be unpaid for fourteen (14) days after the same shall have become due (whether formally demanded or not); or

(b)	any covenant on the Tenant’s part herein contained shall not be performed or observed; or

(c)

the Tenant being a company shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or a receiver shall be appointed of its undertaking, property or assets; or

(d)	the Tenant shall make any arrangement with creditors for liquidation of its debts by composition or otherwise or if a judicial manager is appointed over the Tenant; or

(e)	any execution or attachment shall be levied upon or issued against any of the property or assets of the Tenant,

then in any one of the said events it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the Term shall forthwith and absolutely cease and determine but without prejudice to the right of action of the Landlord in respect of any arrears of the Rent or of any antecedent breach of the Tenant’s covenants herein contained and without prejudice to any other rights or remedies of the Landlord, the Tenant shall also pay to the Landlord compensation and damages for the loss of Rent suffered by the Landlord consequential upon the Landlord exercising its rights of re-entry.

5.2      Penalty for Non-Payment:    In addition and without prejudice to any other right, power or remedy of the Landlord if the Rent and Service Charge hereby reserved or any part thereof or any monies payable by the Tenant to the Landlord in connection with the tenancy herein shall at any time remain unpaid for fourteen (14) days after the same shall have become due (whether any formal demand therefor shall have been made or not) then the Tenant shall pay to the Landlord penalty at the interest rate of twelve per cent (12%) commencing on the date on which such monies fall due for payment up to the date on which such monies are actually paid to the Landlord. The Landlord shall be entitled to recover any monies payable by the Tenant to the Landlord in connection with this Tenancy Agreement and such penalty on the Rent and/or such monies payable as aforesaid as if such monies payable and such penalty were rent in arrears.

5.3      Rights Against the Tenant’s Goods:

(a)

Notwithstanding anything herein contained if this Tenancy Agreement shall come to an end whether by effluxion of time or otherwise and the Tenant shall within seven (7) days thereafter fail to remove all its goods whether belonging to the Tenant or otherwise (which expression shall include personal property of every description save for property and goods belonging to the Landlord) from the Premises or if the Tenant shall abandon the Premises (and the Tenant shall be deemed to have abandoned the Premises and terminated this Tenancy Agreement unilaterally if the Tenant without the consent in writing of the Landlord

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fails to open the Premises for a continuous period of seven (7) days) then and in any of the said events it shall be lawful for the Landlord to repossess the Premises for the purpose of mitigating damages and to sell or otherwise dispose of the said goods in the Premises at such time and at such price as the Landlord shall in its absolute discretion think fit without prejudice to all other rights and remedies of the Landlord. The Landlord shall after payment out of the proceeds of sale of the costs and expenses connected with the said sale apply the net proceeds of sale towards payment of all arrears of Rent and the interest thereon and all other sums of monies due and payable by the Tenant to the Landlord under this Tenancy Agreement and the balance (if any) thereof shall be retained by the Landlord. For the purpose of this Clause, goods shall include all fixtures and fittings of the Tenant.

(b)

The Tenant hereby unconditionally and irrevocably agrees to indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is dealt with or disposed of by the Landlord in the mistaken belief (which will be presumed unless the contrary is proved) that such property belonged to the Tenant.

5.4    Option to Renew:

(a)	If:

(i)

the Tenant gives a written request to the Landlord, not later than six (6) months before the expiry date of the Term (time being of the essence), that it requires an extension of the tenancy hereby created for a further term; and

(ii) at and if there shall not at the time of such request or at the time of renewal be any existing breach or non-observance of any of the covenants on the part of the Tenant herein contained,

the Landlord shall at the Tenant’s expense grant to the Tenant the Renewal Term, conditional upon and subject to (A) consent of the Head Lessor under the Head Lease for the renewal of the Tenancy Agreement of the Property, and (B) the revised rent and such other terms and conditions as may be prescribed by the Landlord at its absolute discretion in respect of the Tenancy Agreement for the Renewal Term.

(b)

If after the new document for the Renewal Term has been signed but before commencement of the Renewal Term, the Tenant is in default of the provisions of this Tenancy Agreement, the Landlord is entitled to terminate the agreement for the Renewal Term by giving notice to the Tenant. Upon receipt of the notice, the Renewal Term will be terminated without affecting the other rights of the Landlord against the Tenant in respect of the default. The Landlord will not be liable for any loss, damage, cost, expense or compensation in connection with the termination.

(c)

The Tenant shall pay for (i) all fees payable to the Head Lessor in connection with the application for and grant of consent of the Head Lessor to the renewal of the Tenancy Agreement of the Premises; and (ii) stamp duty on the Tenancy Agreement (in duplicate) for the Renewal Term.

5.5	Power of The Landlord to Deal with Adjoining Property and the Premises:

(a)	The Landlord may deal as it may think fit with other property belonging to the Landlord adjoining or nearby and may erect or suffer to be erected on such

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property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises.

(b)

The Landlord shall have the right at all times without obtaining any consent from the Tenant to develop the vacant land on the Property (if any) and to alter, reconstruct or modify in any way whatsoever any parts of the Building, so long as means of access to and egress from the Premises are possible and such development does not unreasonably interfere with the Tenant’s operations.

(c)

For the avoidance of doubt, any such development or addition or alteration shall not reduce the Rent payable under this Tenancy Agreement. The Landlord shall have the absolute right to Tenancy Agreement out any new space created.

5.6     Rights To Alter Building: The Landlord shall have the right to deal with the Property or any part thereof if it is so required by the Authorities notwithstanding that the same may interfere with, disturb, interrupt or affect the Tenant’s peaceful and quiet enjoyment of the Premises or diminish the access of light and air enjoyed by the Premises or impede the ingress to and egress from the Premises and the Tenant shall not have any claim against the Landlord and the Landlord shall not be liable to the Tenant in any manner whatsoever for any damages or expenses whatsoever incurred by the Tenant as a result thereof.

5.7     No Representations: This Tenancy Agreement shall in no way be modified by any oral discussions which may have preceded the signing of this Tenancy Agreement. The Landlord shall not be bound by any oral representations or oral promises with respect to the Property or in respect of the Premises, except as expressly set forth in this Tenancy Agreement with the object and intention that the whole of the agreement between the Landlord and the Tenant shall be set forth herein, subject however to any variations or modifications to the terms of this Tenancy Agreement which are expressly agreed in writing by the parties hereto on or after the date of this Tenancy Agreement, as supplements to this Tenancy Agreement. The Landlord does not expressly or impliedly warrant that the Property will remain suitable or adequate for all or any of the purposes of the Tenant notwithstanding that permitted use of the Property is set out in this Tenancy Agreement and all warranties (if any) as to suitability and adequacy of the Property implied by law are hereby expressly negatived.

5.8     Damage To Building: In the event that the Building or any part thereof shall be damaged or destroyed by fire, flood, tempest, explosion, storm, lightning, act of God or other cause beyond the control of the Landlord so as to render the Premises or any part thereof substantially unfit for occupation and use then the Landlord may in its absolute discretion decide that it will rebuild or reinstate or make fit for occupation the Premises and in such event the Landlord shall within ninety (90) days after such damage has been sustained give notice in writing to the Tenant of its decision and may in its discretion terminate this Tenancy Agreement and thereupon the Tenant shall if still in occupation vacate the Premises without compensation from the Landlord. In the case of damage caused aforesaid the Tenant shall have no claim against the Landlord for delay howsoever caused in the repairing and/or rebuilding of the Premises or the Building or any part thereof and nothing herein contained or implied shall be deemed to impose any obligations upon the Landlord to rebuild or reinstate or make fit for occupation the Building, provided that in the event that such damage or destruction has been caused by the act or default of the Tenant, its servants, independent contractors, agents, visitors, invitees or licensees, the Tenant shall be liable to the Landlord for any loss, damage, cost and expense suffered by the Landlord as a result thereof.

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5.9      Costs of Improvements: If the Landlord shall at any time during the Term effect any structural alterations or any alterations or additions to the water, gas, electrical, plumbing or fire equipment or other services or appurtenances to the Premises which may be required by reason of any future statute, regulation, ordinance or by-law of the Authorities arising from or relating to the Tenant’s use or requirements, then the cost of such improvements with interest to be calculated at the time payments are due shall be paid by the Tenant to the Landlord, Provided that the Tenant is duly informed of the aforesaid works and the costs in respect thereof before the Landlord commences any such works.

5.10     Use of Premises at Risk of the Tenant: The use and occupation and possession of the Premises is at the risk of the Tenant and the Tenant hereby releases to the full extent permitted by the law the Landlord, its agents, servants, contractors, licensees and invitees from all claims and demands of every kind in respect of or resulting from any accident, damage or injury occurring in the Premises and the Landlord shall have no responsibility or liability for any loss, damage or injury suffered by the Tenant whether to or in respect of the Tenant’s person or property or the business conducted by the Tenant as a result of any breakage, leakage, accident, happening, occurrence or event in the Premises.

5.11     The Landlord Not Liable: Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord and/or the Landlord’s agents, servants, employees or contractors in respect of:

(a)

any failure or inability of or delay by the Landlord and/or the Landlord’s agents, servants, employees or contractors in fulfilling any of its obligations under this Tenancy Agreement or any interruption in any of the services provided by the Landlord and/or the Landlord’s agents, servants, employees or contractors by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical or other defect or breakdown or by reason of any events or circumstances beyond the control of the Landlord and/or the Landlord’s agents, servants, employees or contractors (including but not limited to fire, flood, act of God, force majeure, escape of water, riot, civil commotion, curfew, emergency, labour disputes, shortage of manpower, fuel, materials, electricity or water and/or any acts, restrictions, regulations, by-laws, prohibitions or measures of any kind on the part of any government authorities); or

(b)

any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the services or any of them as provided by the Landlord; or

(c)

any act, omission, default, misconduct or negligence of any contractor nominated or approved by the Landlord and any such contractor appointed by the Tenant shall not be deemed to be an agent or employee of the Landlord; or

(d)	any damage, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Premises and/or the structure of the Premises; or

(e)	any damage, injury or loss caused by other tenants or persons in the Premises; or

Sub-paragraphs (a), (b) and (e) of this Clause 5.11 shall apply for a case of negligence as well as to any other cause(s) howsoever arising.

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5.12   The Landlord’s Right to Exhibit Notice and Prospective Tenants to Inspect: Except where the Tenant is granted an option to renew for the Renewal Term and the Tenant exercises such option pursuant to Clause 5.4, the Landlord have the unqualified and irrevocable right six (6) months preceding the expiration of the Term to exhibit where the Landlord shall think fit a notice indicating that the Premises will be vacant and will be available for letting which notice the Tenant shall not remove or conceal and to allow the Landlord or a representative of the Landlord at all reasonable times during the aforesaid six (6) months to view the Premises with prospective tenants or occupiers.

5.13   Signs and Advertisements: The Landlord shall have the right to erect any signs, placards, posters, lights, displays or advertisements at such location and in such manner and for such length of time as the Landlord shall in its sole discretion deem appropriate.

5.14   Government Acquisition: If:

(a)	the Property is acquired by any relevant authority: or

(b)	a notice, order or gazette notification is issued, made or published in respect of the intended or actual acquisition of the Property by any relevant authority,

the Landlord may terminate this Tenancy Agreement by giving written notice to the Tenant. On the said expiry date of such notice, this Tenancy Agreement will end without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant arising out of or in connection with this Tenancy Agreement, and without the Landlord being liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this Tenancy Agreement pursuant to this Clause 5.14.

5.15   Termination of Head Lease Term by Head Lessor:

(a)	If the Head Lessor, at any time before the expiry of the Head Lease Term:

	(i)	terminates the lease granted to the Landlord under the Head Lease, and in connection therewith, gives notice in writing thereof to the Landlord (Head Lease Termination Notice);

	(ii)	notifies the Landlord of the revocation of its consent to the Tenancy Agreement (Revocation Notice); or

	(iii)	becomes entitled to and re-enters the Property or any part thereof in the name of the whole, or

(b)	if upon the expiration of the initial leasehold term of 30 years under the Head Lease, the Head Lessor does not grant the further term of 30 years from the expiry of the said initial leasehold term, the Landlord shall, upon the Landlord’s receipt of the Head Lease Termination Notice or the Revocation Notice or upon the Landlord becoming aware of Head Lessor’s intention to re-enter the Property or upon the Landlord becoming aware of Head Lessor’s intention not to grant the further term of 30 years from the expiry of the initial leasehold term of 30 years under the Head Lease, give written notice thereof to the Tenant. On (i) the expiry date of the Head Lease Termination Notice or (ii) the expiry date of the Revocation Notice or (iii) the date of Head Lessor’s re-entry into the Property or (iv) the expiry of the initial leasehold term of 30 years under the Head Lease, whichever date is the earliest, the Term and this Tenancy Agreement will end without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant arising out of or in connection

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with this Tenancy Agreement, and without the Head Lessor or the Landlord being liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this Tenancy Agreement pursuant to this Clause 5.15.

5.16   Landlord May Assign:

(a)	The Landlord may assign or charge all of its rights and benefits under this Tenancy Agreement to any lender of the Landlord or any mortgagee of the Property.

(b)	The Tenant acknowledges that the Landlord’s rights and benefits under this Tenancy Agreement must accrue to the owner for the time being of the Property and that:

	(i)	the Landlord shall be entitled to assign or transfer its rights and benefits under this Tenancy Agreement to any trustee for the time being of REIT; and

(ii)

on any disposal of the Property by any owner of the Property (including, without limitation, the Landlord or any trustee for the time being of REIT, such owner shall be entitled to, assign or transfer its rights and benefits under this Tenancy Agreement to any subsequent purchaser(s) of the Property.

(c)	Upon such assignment or transfer, the Tenant:

	(i)	is treated to have consented to such assignment or transfer;

	(ii)	must accept any transferee of the Landlord as its new Landlord;

(iii)

must release the Landlord from all its obligations in this Tenancy Agreement, particularly, the Landlord’s obligation to refund the Security Deposit and other sums under this Tenancy Agreement upon transfer (less any authorized deductions) of such Security Deposit to the transferee; and

(iv)

must become a party to and sign any agreement with the Landlord and its transferee relating to the said assignment or transfer, if required by the Landlord. Such agreement will be prepared by the Landlord at its own cost and expense.

5.17      The Landlord Not a Partner: The Landlord shall not in any way or for any purpose be construed as a partner or being in joint venture with the Tenant and the provisions herein relating to additional rent (if any) are solely to provide a method of computing rent and shall not create any relationship between the parties other than that of Landlord and Tenant.

5.18      Waivers and Extension of Time: Any indulgence or extension of time granted by the Landlord to the Tenant and/or any oversight by the Landlord shall not operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance of the Tenant’s covenants and conditions herein contained or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default, breach or non- observance or non-performance. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions hereof, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future,

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unless expressly so extended. The acceptance of rent or any other monthly charges or fees (if any) or any other sums payable by the Tenant to the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant’s obligations contained herein.

5.19      Performance at the Tenant’s Own Cost and Expense: The Tenant shall perform and observe all the Tenant’s covenants, conditions, terms, obligations and stipulations in connection with this Tenancy Agreement at its own cost and expense.

5.20      Pre-Termination of Tenancy Agreement: Without prejudice to the rights of the Landlord at law and in equity, in the event the Tenant purports to terminate this Tenancy Agreement for any reason prior to expiry of the Term, the Landlord shall be entitled to receive from the Tenant forthwith in one lump sum the amount equivalent to the aggregate Rent for the whole Term less any Rent actually received by the Landlord at the time of the purported termination of the Tenancy Agreement by the Tenant, Provided nothing herein shall be construed to impose or imply any obligation on the Landlord to accept the Tenant’s purported termination of this Tenancy Agreement.

5.21      Severability: If any one or more of the provisions contained in this Tenancy Agreement or part thereof shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions (or part thereof as the case may be) contained herein shall not in any way be affected or impaired.

5.22      Registration of Tenancy Agreement and Subdivision: The Tenant shall not at any time, register the Tenancy Agreement hereby created under this Tenancy Agreement at the Singapore Land Authority or at any other Registry in Singapore, or require the Landlord to subdivide the Property or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide the Property or any part thereof.

5.23      Tenancy Agreement to Prevail: Where the covenants, conditions, terms, obligations, stipulations and powers contained in or subsisting in connection with this Tenancy Agreement are inconsistent with or contradictory to those contained in or subsisting under any other document where applicable, the covenants, conditions, terms, obligations, stipulations and powers contained in or subsisting in connection with this Tenancy Agreement shall prevail and have full force and effect.

5.24      Representations & Warranties: The Tenant hereby represents and warrants for the benefit of the Landlord that:

(a)

it has full power and authority to enter into, exercise its rights and perform and comply with its obligations (where applicable) under this Tenancy Agreement, and all transactions arising from and in connection to the same and this Tenancy Agreement constitutes legal valid binding and enforceable obligation on its part;

(b)

all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or licences or the making of any filing or registration) in order to (i) enable it lawfully to enter into, exercise its rights and perform and comply with its obligations (where applicable) under this Tenancy Agreement, and all transactions relating to the same; and (ii) ensure that those obligations which are legally binding and enforceable have been taken, fulfilled and done; and

(c)	its entry into, exercise of its rights and/or performance of or compliance with its obligations (where applicable) under this Tenancy Agreement, and all transactions

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relating to the same do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)	any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject; or

(ii)	the memorandum and articles and constitutive documents of it; or

(iii)	any agreement to which it is a party or which is binding on it; or

(iv)	any order, judgement or decree of any court or any governmental department or the Authorities.

5.25   Third Party Rights: This Tenancy Agreement shall not create any right under the Contracts (Rights of Third Parties) Act (Chapter 53B), which is enforceable by any party who is not a party to this Tenancy Agreement.

5.26   Notices: All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid post (by air-mail if to or from an address outside Singapore) with recorded delivery or facsimile address to the intended recipient thereof at its address set out in Schedule 2 or at its last known address or at its facsimile number set out in Schedule 2 (or to such other address or facsimile number as any party may from time to time duly notify in writing to the other). Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile) immediately or (if given or made by letter) 24 hours after posting or (if made or given to or from an address outside Singapore) 72 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The initial addresses and facsimile numbers of the parties for the purposes of this Tenancy Agreement are specified in Schedule 2.

5.27   Governing Law: The validity, construction, interpretation and enforcement of this Tenancy Agreement and any document or agreement contemplated herein and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein agree to submit to the jurisdiction of the courts of the Republic of Singapore.

5.28   Limitation of Liability: Notwithstanding any contrary provision in this Tenancy Agreement, the parties herein agree and acknowledge that the Landlord is entering into this Tenancy Agreement in its capacity as trustee of REIT and not in its personal capacity. As such, any liability of or indemnity given or to be given by the Landlord shall be limited to the assets of REIT over which the Landlord in its capacity as trustee has recourse.

5.29   Counterparts: This Tenancy Agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Tenancy Agreement but all the counterparts shall together constitute one and the same instrument.

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SCHEDULE 1

Interpretation

1.1      Interpretation:  In this Tenancy Agreement the following expressions shall have the following meanings assigned to them unless the contrary intention appears:

Act means the Land Titles (Strata) Act (Chapter 158);

Authorities means all relevant government authorities or statutory boards;

Car Park means that part of the Property designated from time to time by the Landlord to be used for the parking of motor vehicles;

Common Property means:

(i)	(if the Building is subdivided and registered under the Act) the parts of the Building which are within the definition of common property under the Act; or

(ii)

(if the Building is not subdivided and registered under the Act) the parts of the Building which would reasonably be treated as common parts of the Building for common use or benefit if the Building had been subdivided and registered under the Act;

Conducting Media means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

Financial Statements means the audited financial statements of the Tenant for the each of their financial year, which have been prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted and consistently applied in Singapore and in accordance with the laws of Singapore and the Memorandum and Articles of Association of the Tenant;

Floor Area means the estimated floor area of the Premises specified in Item 6, which is measured to include:

(i)	half the thickness of the walls/partitions/glass (as may be the case) which form the external boundaries of the Premises; and

(ii)	the area occupied by all pillars, columns, mullions and projections within the Premises.

GST means the goods and services tax (which includes any imposition, duty or levy) chargeable under the Goods and Services Tax Act (Chapter 117A) or any statutory modification or re-enactment thereof;

HDB means Housing Development Board;

Head Lease means the Lease Agreement No. 23095 granted by the President of the Republic of Singapore and Lease Agreement No. IA/338968L granted by HDB and any reference in this Tenancy Agreement to the Head Lease includes that document as from time to time amended, modified or supplemented and any document which amends, modifies or supplements that document.;

Head Lease Term means the initial leasehold term of 30 years commencing from 1 February 1997 with a covenant by HDB to grant a further term of 30 years from the expiry

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of the initial leasehold term, subject to the fulfilment of the terms and conditions of the Head Lease;

Head Lease Termination Notice has the meaning ascribed to it under Clause 5.15(a)(i);

Head Lessor means the President of the Republic of Singapore and/or the HDB (as the case may be);

Interest means interest at the rate of twelve per cent (12%) per annum calculated on a daily basis of a 365-day year (as well before as after judgment);

Item means an item in Schedule 2;

Landlord includes the Landlord’s successors in title and assigns;

Original Condition means the bare state and original condition of the Premises as at the Possession Date (as hereinafter defined) without any fixtures, fittings, renovations, additions, alterations, improvements made or installed in the Premises by the Tenant or taken over by the Tenant, and includes the concrete topping, sprinklers and all fixtures and fittings originally provided by the Landlord;

Outstanding Debt means all sums which are or at any time may be or become due from or owing by the Tenant to the Landlord, whether as Security Deposit, Rent, Service Charge, GST, interest, penalty or otherwise, whether actually or contingently, which the Tenant has covenanted or is liable to pay or discharge, under or in connection with this Tenancy Agreement;

Possession Date means the date referred to in Clause 2.2;

Premises means the premises in the Building, described in Item 5 of Schedule 2, excluding the exterior faces of exterior walls, external faces of boundary walls and the roof;

Property means the property stated in Item 4 of Schedule 2;

Property Tax means the property tax payable by the Tenant in accordance with Schedule 5;

Reinstatement Period means the period of 1 month before the expiration or earlier determine of the term or such other period as the Landlord may in its absolute discretion agree;

REIT means the real estate investment trust known as Cambridge Industrial Trust, established in Singapore;

Renewal Term means the further term specified in Item 10 of Schedule 2;

Rent comprises the rent (exclusive of service charge) payable by the Tenant in accordance with Clause 3.1, and the applicable GST;

Rent Rate means the rent rate stated in Item 11(a) of Schedule 2;

Revocation Notice has the meaning ascribed to it under Clause 5.15(a)(ii);

S$ means the lawful currency of Singapore;

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Security Deposit means the amount stated in Item 8 of Schedule 2 payable by the Tenant to the Landlord as security deposit;

Service Charge means the service charge payable by the Tenant as stated in Item 11(c) of Schedule 2, and the applicable GST;

Tenancy Agreement means this Tenancy Agreement including the Schedules and Annexure hereto and any agreements supplemental to it;

Tenant includes, if the Tenant is an individual, his personal representatives and permitted assigns, or if the Tenant is a company, its successors in title and permitted assigns;

Term means the term of this Tenancy Agreement stated in Item 7 of Schedule 2;

Term Commencement Date means the commencement date of the Term, as stated in Item 7 of Schedule 2; and

Utilities means electricity, water, sewerage and telecommunications.

1.2	General:

(a)

Interpretation of restrictions on the Tenant: In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Tenancy Agreement, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use, enjoy or visit the Property through, under or in trust for the Tenant.

(b)

Schedules and Annexures: The Schedules and Annexures hereto shall be taken, read and construed as parts of this Tenancy Agreement and the provisions thereof shall have the same force and effect as if expressly set out in the body of this Tenancy Agreement.

(c)

Clause and paragraph headings: The clause and paragraph headings in this Tenancy Agreement are inserted for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant, condition or proviso to which they refer.

References in this Tenancy Agreement to a clause or Schedule or Annexure are references where the context so admits to a clause or Schedule or Annexure in this Tenancy Agreement. References in a clause to a paragraph are (unless the context otherwise requires) references to a paragraph of that clause, and references in a Schedule or Annexure to a paragraph are (unless the context otherwise requires) references to a paragraph of that Schedule or Annexure.

(d)	Singular and plural meanings: Words in this Tenancy Agreement importing the singular meaning shall where the context so admits include the plural meaning and vice versa.

(e)

Statutes and statutory instruments: References in this Tenancy Agreement to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

(f)	Gender: Words in this Tenancy Agreement for the masculine gender shall include the feminine and neuter genders and vice versa and words denoting

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natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

(g)

Joint and several obligations: Where two or more persons are included in the term Tenant, all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally, and shall be binding on and applicable to their personal representatives and permitted assigns respectively jointly and severally.

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SCHEDULE 2

TERMS AND PARTICULARS OF RENT

1.	Date
04 APR 2013
2.	Landlord

	Name	:		RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED in its capacity as trustee of Cambridge Industrial Trust

	Company Registration No.	:		199504677Z

	Country of Incorporation	:		Singapore

	Registered Office Address	:		20 Cecil Street, #28-01, Equity Plaza, Singapore 049705

	Facsimile No	:		6536 7566

3.	Tenant

	Name	:		Cyberoptics (Singapore) Private Limited

	Company Registration No.	:		200103162D

	Country of Incorporation	:		Singapore

	Registered Office Address	:		21 Ubi Road 1 #02-01
Singapore 408724

	Facsimile No	:		6844 5331

4.	Property

	Address	:		21 Ubi Road 1
Singapore 408724

	Name	:		such name as may be decided by the Landlord and approved by the relevant authorities

5.	Premises

	Building Level	:		Level 2

	Unit No(s).	:		#02-01

	Demarcation	:		(for purpose of identification only) edged in red on the attached plan marked Annexure A

6.	Floor Area	:	Unit No	Area (subject to survey)
			#02-01	20,000 square feet

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7.	Term

3 years from 25 July 2013 to 24 July 2016

8.	Security Deposit Amount

Sum of S$184,000.00 equivalent to 4 months’ Rent and Service Charge based on the 3rd year Rent and Service Charge.

9.	Permitted Use

Assembly of electronics inspection machines, storage of high-tech automated optical equipment with office.

10	Renewal Term

Option to renew for another 3 years from 25 July 2016 to 24 July 2019, based on prevailing market rates.

11.	Rent and Service Charge (Excluding GST) : (With air-conditioning)

		Year 1	Year 2	Year 3
(a)	Rent Rate (per square foot per month)	S$1.50	S$1.60	S$1.70
(b)	Monthly Rent (per month)	S$30,000.00	S$32,000.00	S$34,000.00
(c)	Service Charge (per square foot per month)	S$0.60	S$0.60	S$0.60
(e)	Monthly Service Charge (per month)	S$12,000.00	S$12,000.00	S$12,000.00
(f)	Total Monthly Rent and Service Charge (per month)	S$42,000.00	S$44,000.00	S$46,000.00

12.	Floor Loading

12.5 kN/m2

13.	Any Other Terms and Conditions

(a)	Tenant shall pay HDB sublet fees for the lease period.

(b)	Tenant to pay monthly rent via GIRO.

(c)

Landlord will allocate 4 complimentary carpark lots and 5 carpark lots will be chargeable at S$120.00 per lot per month (subject to GST) for the lease period. Landlord reserves the right to change the allocated lot location (if required).

(d)	In the event that the current carpark for the Premises is converted to ERP system, CIT will inform tenants in advance to liaise with the carpark operator directly on the allotment of carpark lots.

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(e)

Tenant shall pay S$150.00 per month (subject to GST) and is required to make one-time payment of S$5,778.00 (includes GST) for the installation of their company’s signage on the parapet wall. Tenant shall be required to make good to the parapet wall as part of their reinstatement works at the expiry of their tenancy period.

(f)

Air-conditioning will only be supply from 0900 to 1800 (Mondays to Fridays, excluding Public Holidays). Tenant is required to submit their request to the Landlord in advance should they require air-conditioning on weekend or public holiday (which will be chargeable at a nominal fee and the fees will be advised by Landlord in due course).

(g)	Tenant shall reinstate the unit to bare condition upon expiry of the lease period.

(h)

During the lease term for #02-01 from 25 July 2013 to 24 July 2016, the Landlord will offer a first right of refusal to Cyberoptics (Singapore) Private Limited to lease #02-02 upon availability of the unit.

Upon notice by the Landlord on the availability of #02-02, the Tenant must give a written confirmation to the Landlord not later than one (1) week that it will take up a lease for #0202 and execute the tenancy agreement for #02-02 within two (2) weeks, failing which the offer to lease the #02-02 will lapse and we will release the unit for marketing.

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SCHEDULE 3

Scope For Property Management And Maintenance Service

1.

To keep the Premises and the Landlord’s fixtures and fittings therein including without limiting the generality of the foregoing, all doors, locks, window frames, window glass, window fittings, floors, interior plaster and other finishing materials and rendering to walls and ceiling, drainage, water and other pipes and sanitary water, gas and electrical apparatus and wiring, air-conditioning and other installations from the points where the supplies enter into meters that may serve the Premises in good clean tenantable substantial and proper repair and condition (fair wear and tear alone excepted) and to so maintain the same at the expense of the Tenant and not to substitute or replace any external window of the Building but upon any window becoming damaged, broken or defective to give notice to the Landlord.

2.	The Tenant particularly agrees:

(a) to reimburse the Landlord the cost of replacing all windows broken or damaged by the negligence of the Tenant or its employees, customers, invitees or licensees;

(b)

to preserve and protect the fire detection and fire fighting installations provided by the Landlord within the Premises against possible damage or unauthorised interference and to indemnify the Landlord against all costs claims and damages arising from all damage thereto;

(c)

to be wholly responsible for any damage or injury caused to any other person whomsoever directly or indirectly through the defective or damaged condition of any part of the Premises and to make good the same by payment or otherwise and to indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect thereof;

(d)

to make good to the satisfaction of the Landlord any damage or breakage caused to any part of the Premises and/or the Building and/or to the Landlord’s fixtures and fittings by the transportation of the Tenant’s goods or effects or as a consequence of any neglect or malicious act or default of the Tenant its employees or invitees.

3.	Waste collection service: All waste disposals from the property, be it the Tenant’s or the sub-Tenants’ refuse, shall strictly follow the guidelines set by the Environment Public Health Act.

4.	Pest control service: The Tenant shall regularly examine and exterminate all pests including and not limited to rodents, cockroaches, ants and termites in the Property at least once a month.

5.	Other periodic property maintenance programs:

(a) Ensure good up keeping of signage(s) and renewal of the relevant certificate(s).

(b) The windows and doors are regularly painted and kept in a good state of repair.

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(c)	The Premises is kept clean and free from scribbling or drawings on walls, floors or ceilings.

(d)	Adequate ventilation and lighting are provided in all common and circulation areas and lifts, and any blown fuses, bulbs or defective wires and switches are immediately replaced.

(e)	Roofing and gutters, when damaged, are to be repaired as soon as possible.

(f)	All drawings are to be kept at the maintenance department at all times. This is to ensure proper control of the building services records.

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SCHEDULE 4

Prohibited Material / Items / Activities On The Premises, Building Or Property
(For The Purpose Of Shariah Compliance)

The manufacturing (including without limitation printing and publication), assembly and storage of following:

•	Conventional banking, conventional retail finance, conventional insurance and conventional stockbrokerage business;

•	Alcoholic beverages;

•	Beverages containing alcohol, regardless of % content;

•	Food containing alcohol, regardless of % content;

•	Pornography, lewd and sexually suggestive materials;

•	Food containing pork, lard and any produce derived from pigs, regardless of % content;

•	Consumable food related by-product and food related ingredients or enhancer containing produce derived from pigs, regardless of content;

•	Cosmetics, perfumery and other forms of beauty enhancer applied externally or otherwise, which contain alcohol, regardless of % content;

•	Any gadget, device or mechanism of any description, the primary purpose of which is to enable user to engage in any game of wager or gambling, regardless of motive behind such engagement;

•

Weaponry, ammunition or other device, gadget or mechanism of any description, the primary purpose of utilisation is capable of inflicting bodily harm to humans and may depending on severity of application, result in death to humans; and

•

Cigarette, cigar and any other device or gadget, the net of effect of usage thereof is to, seek relaxation through exhalation of smoke after inhalation of substance deemed harmful to bodily health of humans.

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SCHEDULE 5

LIST OF LICENCES
(where applicable)

1.	Advertisement Licence;

2.	Vehicle Parking Certificate Parking Place Licence;

3.	Foodshop Licence;

4.	Dangerous Goods Licence;

5.	Flammable Materials Licence; and

6.	Any other requirements by Authorities, where such requirements are imposed due to the Tenant’s or Sub-Tenants’ use or requirements.

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IN WITNESS WHEREOF, the parties herein have caused this Tenancy Agreement to be executed as a Deed and is intended to be, and is hereby delivered, on the day and year first abovewritten:

The Common Seal of	)
RBC INVESTOR SERVICES TRUST	)
SINGAPORE LIMITED	)
(in its capacity as trustee of	)
Cambridge Industrial Trust))
was affixed hereunto in the presence of:	)

Director
Diana Senanayake

Tan Kean Siew
Authorised Signatory

The Common Seal of	)
CYBEROPTICS (SINGAPORE) PRIVATE LIMITED	)
was hereunto affixed in the presence of:	)
Director/Secretary	)

Name Jeff Bertelsen
Designation Vice President, CFO, Director IC No

Name Kathleen Iverson
Designation President, CEO, Chairman
IC NO

Tenancy Agreement – Cyberoptics (Singapore) Private Limited ‑ Page 35

ANNEXURE A

PLAN OF PREMISES

Tenancy Agreement – Cyberoptics (Singapore) Private Limited ‑ Page 36

EXT'G FACTORY
NEW Q/C ROOM
NEW TOOL ROOM
VOID
2ND STOREY PLAN
PROPOSED ADDITIONAL INTERNAL PARTITION WORKS TO EXISTING 6-STOREY SINGLE USER FACTORY BUILDING ON LOT 4427PT MK23 AT UBI ROAD 1.
2ND STOREY PLAN
BP/9022/03